Exhibit 99.1

Precision BioSciences Appoints Sam Wadsworth, Ph.D. and Shari Lisa Piré, J.D. to Board of Directors

New Directors Add Decades of Cell and Gene Therapy Development and Strategic Business Growth Experience

DURHAM, N.C.--(BUSINESS WIRE)—November 8, 2021-- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage biotechnology company using its ARCUS® genome editing platform to develop allogeneic CAR T and in vivo gene editing therapies, today announced that Sam Wadsworth, Ph.D., Chief Scientific Officer of Ultragenyx Gene Therapy, an operating unit of Ultragenyx Pharmaceutical Inc., and Shari Lisa Piré, J.D., Chief Legal & Sustainability Officer at Plume Design, have been appointed to the Company’s Board of Directors.

“Sam Wadsworth brings extensive drug discovery and development experience in the gene therapy and rare disease areas, and Shari Piré is an exceptional operational and legal leader with proven business transformation experience with cell, gene, and cell-mediated gene therapy companies,” said Kevin Buehler, Chairman of the Board of Directors at Precision BioSciences. “With the appointments of Sam and Shari, in addition to Michael Amoroso and Stan Frankel, M.D. who recently joined the Precision BioSciences Board, we are building an exceptional Board with diverse business experience. As Precision enters its next phase of growth, this collective input will be important as we look to quickly advance three INDs/CTAs over the next three years and continue to advance our clinical allogeneic CAR T programs.”

Dr. Wadsworth has nearly 30 years of industry experience at Genzyme (later Sanofi Genzyme), followed by Ultragenyx Therapeutics. While at Genzyme, Dr. Wadsworth oversaw the discovery and translational research on multiple rare disease and gene therapy programs, including Genzyme’s clinical stage gene therapy program. Later at Sanofi Genzyme, he served as the head of gene therapy research and early development. In 2013, Dr. Wadsworth joined Dimension Therapeutics as Chief Scientific Officer and went on to build a fully capable IND and clinical trial phase public company that lead to the submission of four successful INDs. Following the company’s acquisition by Ultragenyx in 2017, Dr. Wadsworth continued in his role as Chief Scientific Officer of Ultragenyx Gene Therapy.

In addition to his current role as Scientific Advisor for Akuous, Dr. Wadsworth has previously been a Scientific Advisor for Genethon and the Usher IIIA Initiative, a nonprofit research consortium dedicated to finding the cause and a cure for Usher syndrome type III. Dr. Wadsworth has authored over 80 peer-reviewed papers including some of the earliest published work on adeno-associated viral (AAV) vectors for gene therapies and owns over a dozen patents related to AAV vectors for gene therapies. Dr. Wadsworth’s academic credentials include a Ph.D. from the University of Chicago and a B.A. from Southern Illinois University.

Shari Piré has more than 20 years of experience as a trusted advisor to public and private companies and their owners, first at Skadden, Arps, Slate, Meagher & Flom LLP, and later, at Willkie Farr & Gallagher LLP. While at Skadden, in New York City and Paris, France, Ms. Piré’s clients leveraged her experience for their most complex cross-border deals. At Willkie, Ms. Piré expanded the scope of her representations to include corporate and financial transactions more broadly while continuing to focus on representing businesses operating in big pharma, biotech, hi-tech and telecom.

Currently, Ms. Piré is the Chief Legal & Sustainability Officer at Plume Design, Inc., offering an open and hardware-independent Software-as-a-Service delivery platform for smart homes, small businesses and beyond, using WiFi, AI and machine learning to create the future of commercial spaces and human experiences—at massive scale. Prior to joining Plume, Ms. Piré was Chief Legal Officer at Cognate BioServices, Inc., a leading contract development and manufacturing organization (CDMO) with operations in the U.S., U.K. and Sweden focused on the development and manufacture of cell, gene, and cell-mediated gene therapy products. An instrumental member of the Senior Leadership Team, Ms. Piré effectively led and negotiated all transactions across each stage of the business’s evolution from small startup to its eventual sale to Charles River Laboratories. During her tenure, Ms. Piré also served as a board member to Cobra Biologics Ltd., a wholly owned gene therapy-focused CDMO that Cognate acquired under her leadership.

Ms. Piré’s academic credentials include a B.A. in French Literature from the University of California at Irvine, a Juris Doctor, magna cum laude, from New York Law School. Ms. Piré served as Editor of the New York Law School Law Review and is admitted to the New York and D.C. Bars. Ms. Piré also serves on two non-profit boards of directors focused on children’s underserved medical needs and pediatric healthcare, respectively.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly specific and versatile genome editing platform designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the Company’s pipeline consists of multiple “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene editing candidates designed to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding expectations about our operational initiatives and upcoming Investigational New Drug/Clinical Trial Application filings. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “goal,” “may,” “will,” “would,” “should,” “could,” “target,” “potential,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities, preclinical or greenhouse studies and clinical or field trials; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, biotechnology and agricultural biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; the rate and degree of market acceptance of any of our product candidates; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate key executives and personnel; market and economic conditions; effects of system failures and security breaches; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events effects of the outbreak of COVID-19, or any pandemic, epidemic or outbreak of an infectious disease; insurance expenses and exposure to uninsured liabilities; effects of tax rules; risks related to ownership of our common stock and other important factors discussed under the caption “Risk Factors” in our Quarterly report on Form 10-Q for the quarterly period ended June 30, 2021, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of our website at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Alex Kelly

Chief Financial Officer

Alex.Kelly@precisionbiosciences.com

Media Contact:

Maurissa Messier

Senior Director, Corporate Communications

Maurissa.Messier@precisionbiosciences.com